Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2008 RESULTS

-	Reports revenue of $272.7 million, up 8.7%, and earnings per share of $0.41
-	Reports pricing growth of 5.9% and internal growth of 3.9%
-	Reports YTD free cash flow of $105.2 million, or 13.3% of revenue, up 29.6%
-	Raised approximately $393.9 million from secondary stock offering
-	Closed previously announced $175.0 million note offering on October 1st
-	Expects to close previously announced LeMay acquisition in November

FOLSOM, CA, October 21, 2008 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter 2008.  Revenue totaled $272.7 million, an 8.7% increase over revenue of $250.8 million in the year ago period.  Operating income was $56.7 million versus $57.1 million in the third quarter of 2007.  Net income in the quarter was $28.3 million, or $0.41 per share on a diluted basis of 68.5 million shares.  In the year ago period, the Company reported net income of $28.7 million and diluted earnings per share of $0.41.  Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles were $3.4 million ($2.0 million net of taxes, or approximately $0.03 per share) in the quarter compared to $2.6 million ($1.6 million net of taxes, or approximately $0.02 per share) in the year ago period.

“Pricing strength and operational improvements continue to help us offset most of the impact of higher fuel costs and a weakening economy.  While that has been the theme for 2008, we now look ahead and are both encouraged by declining fuel costs and extremely pleased with the building blocks now in place for future growth.  The LeMay acquisition, our largest single transaction with revenue of approximately $100 million and expected to close in November, will solidly expand our presence in what we believe are the more attractive exclusive markets on the West Coast,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer.  “Our recently completed equity and note offerings provide us the strongest balance sheet in our sector and uniquely position us with the available capital necessary to fund additional acquisitions, which may include divestitures resulting from the potential merger between Republic Services and Allied Waste.”

For the nine months ended September 30, 2008, revenue was $790.0 million, a 11.1% increase over revenue of $710.8 million in the year ago period.  Operating income was $163.1 million versus $157.3 million for the same period in 2007.  Net income for the nine months ended September 30, 2008, was $77.6 million, or $1.14 per share on a diluted basis of 68.2 million shares.  In the year ago period, the Company reported net income of $76.3 million, or $1.08 per share on a diluted basis of 70.4 million shares.  Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles for the nine months ended September 30, 2008, were $10.1 million ($6.1 million net of taxes, or approximately $0.09 per share) compared to $7.8 million ($4.7 million net of taxes, or approximately $0.07 per share) in the year ago period.

Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 22nd at 8:30 A.M. Eastern Time.  The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company’s web site at www.wasteconnections.com.  A playback of the call will be available at both of these sites.

For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S.  The Company serves more than one million residential, commercial and industrial customers from a network of operations in 23 states.  The Company also provides intermodal services for the movement of containers in the Pacific Northwest.  Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

For more information, visit the Waste Connections web site at www.wasteconnections.com.  Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

Certain statements contained in this press release are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) downturns in the U.S. economy adversely affect operating results; (3) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (4) we may lose contracts through competitive bidding, early termination or governmental action; (5) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (6) increases in the price of fuel may adversely affect our business and reduce our operating margins; (7) increases in labor and disposal and related transportation costs could impact our financial results; (8) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (9) efforts by labor unions could divert management attention and adversely affect operating results; (10) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (11) our growth and future financial performance depend significantly on our ability to integrate acquired businesses into our organization and operations; (12) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (13) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (14) each business that we acquire or have acquired may have liabilities that we fail or are unable to discover, including environmental liabilities; (15) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (16) our accruals for our landfill site closure and post-closure costs may be inadequate; (17) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (18) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (19) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (20) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (21) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (22) our financial results are based upon estimates and assumptions that may differ from actual results; and (23) the adoption of new accounting standards or interpretations could adversely affect our financial results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our recent Form S-3 Registration Statement and the related Prospectus Supplement and our most recent Annual Report on Form 10-K.  There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

- financial tables attached –

CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2008
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008

Revenues	$250,775	$272,702	$710,811	$790,035
Operating expenses:
Cost of operations	145,790	164,548	416,234	473,542
Selling, general and administrative	25,782	27,009	74,482	81,164
Depreciation and amortization	22,196	24,389	62,716	71,677
Loss (gain) on disposal of assets	(97)	61	95	569
Operating income	57,104	56,695	157,284	163,083

Interest expense, net	(8,717)	(8,742)	(24,830)	(26,981)
Minority interests	(4,175)	(3,813)	(11,145)	(10,992)
Other income (expense), net	(174)	(448)	243	(115)
Income before income taxes	44,038	43,692	121,552	124,995

Income tax provision	(15,356)	(15,419)	(45,225)	(47,370)
Net income	$28,682	$28,273	$76,327	$77,625

Basic earnings per common share	$0.42	$0.42	$1.12	$1.16

Diluted earnings per common share	$0.41	$0.41	$1.08	$1.14

Shares used in the per share calculations:
Basic	68,022,587	66,897,781	68,358,534	66,745,119
Diluted	69,868,793	68,532,005	70,350,770	68,192,175

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2007	2008
ASSETS
Current assets:
Cash and equivalents	$10,298	$366,124
Accounts receivable, net of allowance for doubtful
accounts of $4,387 and $3,605 at December 31, 2007
and September 30, 2008, respectively	123,882	125,729
Deferred income taxes	14,732	17,006
Prepaid expenses and other current assets	21,953	24,787
Total current assets	170,865	533,646

Property and equipment, net	865,330	882,877
Goodwill	811,049	825,370
Intangible assets, net	93,957	106,694
Restricted assets	19,300	20,591
Other assets, net	21,457	21,595
	$1,981,958	$2,390,773

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,912	$65,405
Book overdraft	8,835	-
Accrued liabilities	69,578	81,299
Deferred revenue	44,074	44,012
Current portion of long-term debt and notes payable	13,315	7,390
Total current liabilities	195,714	198,106

Long-term debt and notes payable	719,518	635,226
Other long-term liabilities	38,053	34,116
Deferred income taxes	223,308	250,527
Total liabilities	1,176,593	1,117,975

Commitments and contingencies
Minority interests	30,220	32,980

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 150,000,000 shares authorized; 67,052,135 and 79,716,100 shares issued and outstanding at December 31, 2007 and September 30, 2008, respectively	670	797
Additional paid-in capital	254,284	643,194
Retained earnings	524,481	602,106
Accumulated other comprehensive loss	(4,290)	(6,279)
Total stockholders' equity	775,145	1,239,818
	$1,981,958	$2,390,773

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2008
(Unaudited)
(Dollars in thousands)

	Nine months ended
	September 30,
	2007	2008

Cash flows from operating activities:
Net income	$76,327	$77,625
Adjustments to reconcile net income to
net cash provided by operating activities:
Loss on disposal of assets	95	569
Depreciation	59,553	67,459
Amortization of intangibles	3,163	4,218
Deferred income taxes, net of acquisitions	7,984	25,550
Minority interests	11,145	10,992
Amortization of debt issuance costs	1,695	1,450
Stock-based compensation	4,636	5,903
Interest income on restricted assets	(332)	(392)
Closure and post-closure accretion	769	1,066
Excess tax benefit associated with equity-based compensation	(10,190)	(5,647)
Net change in operating assets and liabilities, net of acquisitions	15,220	5,868
Net cash provided by operating activities	170,065	194,661

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(85,652)	(35,177)
Capital expenditures for property and equipment	(96,106)	(79,536)
Proceeds from disposal of assets	955	1,499
Increase in restricted assets, net of interest income	(750)	(900)
Increase in other assets	(512)	(49)
Net cash used in investing activities	(182,065)	(114,163)

Cash flows from financing activities:
Proceeds from long-term debt	574,000	127,000
Principal payments on notes payable and long-term debt	(549,748)	(219,510)
Change in book overdraft	6,495	(8,835)
Proceeds from option and warrant exercises	24,829	17,204
Excess tax benefit associated with equity-based compensation	10,190	5,647
Distributions to minority interest holders	(10,437)	(8,232)
Payments for repurchase of common stock	(64,038)	(31,527)
Proceeds from secondary stock offering, net	-	393,930
Debt issuance costs	(1,151)	(349)
Net cash provided by (used in) financing activities	(9,860)	275,328

Net increase (decrease) in cash and equivalents	(21,860)	355,826
Cash and equivalents at beginning of period	34,949	10,298
Cash and equivalents at end of period	$13,089	$366,124

ADDITIONAL STATISTICS
THREE MONTHS ENDED SEPTEMBER 30, 2008
(Dollars in thousands)

Internal Growth:  The following table reflects revenue growth for operations owned for at least 12 months:

Three Months Ended September 30, 2008
Price	5.9%
Volume	(2.1%)
Intermodal, Recycling and Other	0.1%
Total	3.9%

Uneliminated Revenue Breakdown:

	Three Months Ended September 30, 2008
Collection	$200,423	65.3%
Disposal and Transfer	80,895	26.4%
Intermodal, Recycling and Other	25,506	8.3%
Total	$306,824	100.0%

Inter-company elimination	$34,122

Days Sales Outstanding for the three months ended September 30, 2008:  42 (28 net of deferred revenue)

Internalization for the three months ended September 30, 2008:  65%

Other Cash Flow Items for the three months ended September 30, 2008:
   Cash Interest Paid:                  $5,793
   Cash Taxes Paid:                     $9,546

Debt to Capitalization:  34.1%

Share Information for the three months ended September 30, 2008:

Basic shares outstanding	66,897,781
Dilutive effect of options and warrants	1,242,770
Dilutive effect of convertible notes	165,081
Dilutive effect of restricted stock	226,373
Diluted shares outstanding	68,532,005

NON-GAAP RECONCILIATION SCHEDULE
 (in thousands)

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures for property and equipment and distributions to minority interest holders.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate free cash flow differently.

Free cash flow reconciliation:

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008
Net cash provided by operating activities	$64,733	$194,661
Less: Change in book overdraft	(9,157)	(8,835)
Plus: Proceeds from disposal of assets	133	1,499
Plus: Excess tax benefit associated with equity-based compensation	3,719	5,647
Less: Capital expenditures for property and equipment	(31,213)	(79,536)
Less: Distributions to minority interest holders	(2,205)	(8,232)
Free cash flow	$26,010	$105,204
Free cash flow as % of revenues	9.5%	13.3%

	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2007
Net cash provided by operating activities	$62,787	$170,065
Plus: Change in book overdraft	657	6,495
Plus: Proceeds from disposal of assets	397	955
Plus: Excess tax benefit associated with equity-based compensation	1,655	10,190
Less: Capital expenditures for property and equipment	(31,597)	(96,106)
Less: Distributions to minority interest holders	(4,165)	(10,437)
Free cash flow	$29,734	$81,162
Free cash flow as % of revenues	11.9%	11.4%